SY SILVERSTEIN

Lender,

and

BOXLIGHT CORPORATION

Borrower,

LINE OF CREDIT AGREEMENT

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (“Agreement”) is made and entered into effective as of the 3rd day of April, 2015 (the “Execution Date”) by and among SY SILVERSTEIN, an individual (the “Lender”) and BOXLIGHT CORPORATION, a Nevada corporation (the “Borrower”)

R E C I T A L S:

A. The Borrower wishes to obtain from the Lender, advances which shall be up to a maximum of $300,000 (the “Line of Credit”) for the purpose of providing the borrower with funds necessary to complete the IPO process.

B. In full reliance on the representations made by Borrower in this Agreement, Lender is willing to extend such financing to Borrower upon the terms, covenants and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, Borrower and Lender mutually agree as follows:

ARTICLE I
DEFINITIONS

Unless the context clearly indicates otherwise, certain terms used in this Agreement shall have the meanings set forth below:

“Advances” shall mean one or more amounts funded by the Lender to the Borrower.

“Business” shall mean the business of developing and selling education, business and government products and services.

“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in the State of Georgia.

“Closing Date” shall mean the individual and collective reference to the various dates of funding of the Line of Credit and shall include the Execution Date.

“Event of Default” shall mean the occurrence and continuance of any of the events listed in Sections 6.1 or 6.2 of this Agreement.

“Governmental Authority” shall mean the government of the United States, any state, province or political subdivision thereof, any other foreign country, any multi-national organization or body and any entity exercising executive, judicial, legislative, police, taxing, regulatory or administrative authority or power of any nature.

“Line of Credit” shall mean the financing provided by Lender to Borrower under the terms of this Agreement in the maximum principal amount of Three Hundred Thousand Dollars ($300,000).

“Loan Document Fee” shall mean the amount of $10,000 due and payable on the Maturity Date to the Lender.

“Material Adverse Event” means any circumstance or event that, individually or collectively with other circumstances or events, may reasonably be expected to have a material adverse effect on the financial condition or Business of the Borrower, as now conducted or as proposed to be conducted.

“Maturity Date” shall mean the IPO effective date, the date all sums evidenced by the Note shall be repaid in full.

“Tax” shall mean all present and future taxes, levies, imposts, withholdings, duties, charges or fees of any nature whatsoever including without limitation any customs, franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp, gross income, fuel, leasing, occupational, value added, turnover, excess profits, excise, gross receipts, gross profits, registration, license, corporation, capital gains, export, custom, import, net income, taxes (or any other amount corresponding to any of the foregoing) now or hereafter imposed, levied, collected, withheld or assessed by any national, foreign, regional or local taxing or fiscal authority or agency, together with any penalties, additions to tax, fines or interest thereon, and any assessments in respect of any of the foregoing, and Tax and Taxation shall be construed accordingly.

ARTICLE II
AMOUNT AND TERMS OF LINE OF CREDIT

2.1 Line of Credit. Following the Execution Date, the Lender shall make periodic Advances to the Borrower as part of the Line of Credit up to a maximum amount of Advances not to exceed the sum of THREE HUNDRED THOUSAND ($300,000), representing the total principal amount of the Line of Credit (the “Principal Indebtedness”). The entire Principal Indebtedness of the Line of Credit shall be due and payable on the Maturity Date.

2.2 Loan Document Fee. A loan document fee in the amount of $10,000 shall be due and payable on the Maturity Date.

2.3 Interest. Interest shall be payable on the outstanding Principal Indebtedness at the rate of twelve (12%) percent per annum (the “Interest Rate”). Interest at the Interest Rate shall be accrued monthly on the last Business Day of each month, commencing April 30, 2015, with the final payment of interest due and payable, together with the then outstanding Principal Indebtedness and Loan Document Fee on the Maturity Date.

2.4 Disbursement of Funds; Use of Proceeds. The Advances representing the Principal Indebtedness of the Line of Credit shall be funded to the Borrower at the Lender’s discretion. The proceeds of funding under the Line of Credit shall be used by the Borrower solely for purposes of funding the IPO of Boxlight Corproration.

2.5 Prepayment. Borrower may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, at any time prior to the Maturity Date, without the prior written consent of the Lender and without payment of any premium or penalty.

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ARTICLE III
ADDITIONAL AGREEMENTS OF THE BORROWER

3.1 Conditions Precedent to Disbursement at Closing. Prior to the disbursement of any of the proceeds of the Line of Credit to or for the account of Borrower at closing of the Line of Credit, and as a condition precedent to such disbursement, all of the conditions set forth below must be satisfied as determined by Lender, in Lender’s sole discretion.

(a) Line of Credit Document. The Borrower shall execute and deliver to the Lender, a counterpart of the Line of Credit Document.

(b) Miscellaneous Items. Borrower shall deliver to Lender such other items, documents and evidences pertaining to the Line of Credit as may reasonably be requested by Lender.

ARTICLE IV
COVENANTS

For so long as any principal amount and accrued interest in respect of the Line of Credit remains outstanding, the Borrower covenants and agrees with the Lender as follows:

4.1 Use of Proceeds. Unless otherwise consented to by Lender, Borrower shall use the proceeds of the Line of Credit only in accordance with the provisions of this Agreement.

4.2 Insurance. Borrower shall provide and maintain, at all times, not less than $1,000,000 of business insurance coverage.

4.3 Information. Borrower shall furnish to Lender with reasonable promptness such data and information, financial and otherwise, concerning Borrower as from time to time may reasonably be requested by Lender for purposes of administering compliance with this Agreement.

4.4 Compliance with Laws. Borrower shall comply with all local, state and federal laws, except where non-compliance could not reasonably be expected to constitute a Material Adverse Event.

EVENTS OF DEFAULT; REMEDIES

4.5 Events of Default Not Requiring Notice. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement without the requirement of notice from Lender to Borrower:

(a) Nonpayment. The failure of Borrower to pay when due any principal or interest at the Interest Rate on the Line of Credit or other charge with respect to the Principal Indebtedness, or the amount of any fee or payment required of Borrower under this Agreement; provided, that Borrower shall have a five (5) business day period after which such payment is due in order to cure such breach.

(b) Misrepresentation. Any representation or warranty made by Borrower in this Agreement is or proves to have been incorrect when made and such inaccuracy causes a Material Adverse Event.

4.6 Events of Default Requiring Notice. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement following written notice from Lender to Borrower as described below:

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(a) Involuntary Bankruptcy or Receivership. The occurrence and continuance of any of the following with respect to the Borrower: (1) the filing against the Borrower of a petition in bankruptcy or for reorganization or for an arrangement under any bankruptcy or insolvency law or for a receiver or trustee for any of their respective properties which is not dismissed within sixty (60) days; (2) the appointment of a receiver or trustee of any of the Borrower’s properties which is not discharged within sixty (60) days; or (3) the attachment or execution by levy against any substantial portion of the Borrower’s properties which is not discharged within sixty (60) days.

(b) Governmental Action. If any action is taken or any power is exercised by any municipality or government, or by any department, agency or instrumentality thereof, which is reasonably likely to adversely affect the financial performance, condition or prospects of Borrower, including without limitation any action or power which may result in the expropriation of any material portion of the Property of Borrower or in the lapse, revocation or restriction of any license, permit franchise or approval held or enjoyed by it.

(c) Line of Credit Document. If the Line of Credit Document ceases for any reason to be enforceable in full force and effect in accordance with its terms at any time, with or without the Lender being notified thereof.

4.7 Notice. If any Event of Default shall occur (whether or not any required notice has been given or an applicable grace period has elapsed), Lender shall not be obligated to make any further advances or disbursements until such Event of Default is remedied. Unless otherwise expressly provided by the terms of this Agreement, if an Event of Default shall occur and be continuing, Lender shall give written notice of such occurrence to Borrower.

4.8 Election of Remedies. If an Event of Default shall occur and continue after any required notice and lapse of any applicable grace period, all obligations of Lender under this Agreement shall cease and terminate, and at the election of the Lender, the Lender may: (i) declare the outstanding Principal Indebtedness evidenced by the Line of Credit Document immediately due and payable; (ii) exercise any remedy provided for in the Line of Credit Document; or (iii) Subject to the provisions of Section 6.5(b) below, exercise any other right or remedy available to Lender pursuant to any Line of Credit Document, or as provided at law or in equity.

4.9 No Remedy Exclusive. No remedy conferred upon or reserved to Lender under this Agreement shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Line of Credit Document, or now or hereafter existing at law or in equity or by statute. No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

ARTICLE V
MISCELLANEOUS

5.1 Non-Waiver. No disbursement of the proceeds of the Line of Credit shall constitute a waiver of any covenant or condition to be performed by Borrower. In the event Borrower is unable to satisfy any such covenant or condition, Lender shall not be precluded from thereafter declaring such failure to be an Event of Default.

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5.2 Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by each of the Lender and the Borrower.

5.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

5.4 Waivers. The failure by Lender or Borrower at any time or times hereafter to require strict performance by any of the undertakings, agreements or covenants contained in this Agreement shall not waive, affect or diminish any right of Borrower or Lender hereunder to demand strict compliance and performance therewith. Any waiver by Lender of any Event of Default under this Agreement shall not waive or affect any other Event of Default hereunder, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements or covenants of Borrower and Lender under this Agreement shall be deemed to have been waived unless such waiver is evidenced by an instrument in writing signed by the party to be charged specifying such waiver.

5.5 Survival. This Agreement shall survive the disbursement of the proceeds of the Line of Credit, and each and every one of the obligations and undertakings of Borrower and Lender contained herein shall be continuing obligations and undertakings and shall not cease and terminate until all amounts which may accrue pursuant to this Agreement shall have been fully paid and all obligations and undertakings of Borrower shall have been fully discharged.

5.6 Assignment and Notices.

(a) The Borrower may not assign, in whole or in part, any of their rights or obligations under this Agreement or any other agreement or commitment in existence between Lender on one hand, and Borrower, on the other hand, without the prior written consent of the Lender. The Lender may assign this Agreement.

(b) Except as otherwise provided in this Line of Credit Document, whenever Lender or Borrower desire to give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice shall be in writing and shall be effective only if the notice is delivered by personal service, by nationally-recognized overnight courier or by facsimile. Any notice delivered personally or by courier shall be deemed to have been given when delivered. Any notice sent by facsimile (confirmed orally by telephone, with a copy sent by overnight courier) shall be presumed to have been received on the date transmitted. Any party may change its address by giving notice to the other party of its new address in the manner provided above.

5.7 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

5.8 Actions. Lender shall have the right, but not the obligation, to commence, appear in and defend any action or proceeding which might affect Lender’s rights, duties or liabilities relating to the Line of Credit.

5.9 No Partnership. Nothing contained in this Agreement shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as Lender may exercise Lender’s rights and remedies provided hereunder and in the Line of Credit Document.

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5.10 Interpretation. Whenever the context shall require, the plural shall include the singular, and the whole shall include any part thereof. The article and section headings contained in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

5.11 Governing Law. This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the State of Georgia without giving effect to principles or conflicts of laws.

5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

5.13 Attorney Fees. Borrower and Lender agree that should either of them default in any of the covenants or agreements contained in this Agreement, the defaulting party shall pay all costs and expenses, including reasonable attorney fees and costs, incurred by the non-defaulting party to protect its rights hereunder, regardless of whether an action is commenced or prosecuted to judgment.

5.14 Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Georgia. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Georgia for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Line of Credit Document), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Line of Credit Document, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.15 Currency. All references to monetary amounts in this Agreement, shall be deemed to refer to U.S. dollars, lawful currency of the United States of America.

5.16 Jury Waiver. BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO THE LINE OF CREDIT DOCUMENT, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

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5.17 Final Expression. THIS AGREEMENT IS THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF LENDER WITH RESPECT TO THE LINE OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

5.18 Facsimile Signatures. This Line of Credit Document may be executed by facsimile signatures and delivered electronically in pdf format, each of which shall be given the same legal weight as though they were ribbon original signatures.

[Signatures appear on the following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Line of Credit Agreement this 3rd day of April, 2015.

LENDER:

SY SILVERSTEIN

By:	/s/ Sy Silverstein
Name:	Sy Silverstein

BORROWER:

BOXLIGHT CORPORATION

By:	/s/ Mark Elliott
Mark Elliott, Chief Executive Officer

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SCHEDULE A

PERMITTED LIENS

“Permitted Liens” means any of the following:

(a) Liens directly securing the Obligations to the Lender evidenced by the Note and the other Line of Credit Documents;

(b) Liens which secure purchase money Indebtedness and capital lease obligations with respect to the purchase or lease of additional equipment and which encumber only the assets acquired with such purchase money Indebtedness or the assets subject to such capital lease;

(c) Pledges, deposits or Liens arising or made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;

(d) Easements, rights-of-way, encumbrances and other restrictions on the use or value of real property or any other property or asset which do not materially impair the use thereof;

(e) Liens for Taxes and Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords, and similar Liens) provided that (i) except as disclosed on the Disclosure Schedule, the amount secured is not overdue by more than ninety (90) days and no Lien has been filed, or (ii) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, or payment is fully covered by insurance (subject to the customary deductible); and

(f) Rights of offset or statutory banker’s Liens arising in the ordinary course of business in favor of commercial banks, provided that any such Lien shall only extend to deposits and property in possession of such commercial bank.